Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-169119

October 15, 2010

THERE ARE MANY

WAYS TO INTERPRET

THE YIELD CURVE.

YOU DON’T NEED TO BE VAN GOGH TO EXPRESS YOUR STRATEGY.

iPATH OFFERS

A RANGE OF

SOLUTIONS.

See all 8 Fixed Income ETNs >>

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An investment in iPath ETNs involves risks, including possible loss of principal, For a description of the main risks see “Risk Factors” in the applicable prospectus.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the

>iPath®

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prospectus if you request it by calling toll-free 1-877-76-iPATH, or you may request a copy from any other dealer participating in the offering.

BlackRock Fund Distribution Company assists in the promotion of the iPath ETNs.

iPath ETNs (the “Securities”) are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection.

The Securities are speculative and may exhibit high volatility.

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“Barclays Capital US Treasury 2Y/10Y Yield Curve IndexTM”, “Barclays Capital 2Y US Treasury Futures Targeted Exposure IndexTM”, “Barclays Capital 10Y US Treasury Futures Targeted Exposure IndexTM” and “Barclays Capital Long Bond US Treasury Futures Targeted Exposure IndexTM” are trademarks of Barclays Bank PLC.

© 2010 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

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Exposure IndexTM and “Barclays Capital Long Bond US Treasury Futures Targeted Exposure IndexTM” are trademarks of Barclays Bank PLC.

© 2010 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED

NO BANK GUARANTEE

MAY LOSE VALUE

>iPath®

BARCLAYS

NOTICE

REPLAY

iPATH OFFERS A RANGE OF SOLUTIONS.

See all 8 Fixed Income ETNs >>

>iPath®

BARCLAYS

300 × 250 Fixed Income / Van Gogh Banner

THERE ARE MANY WAYS TO INTERPRET THE YIELD CURVE.

YOU DON’T

NEED TO BE

VAN GOGH TO

EXPRESS YOUR

STRATEGY.

iPATH

OFFERS

A RANGE OF

SOLUTIONS.

See all 8 Fixed Income ETNs >>

>iPath® BARCLAYS

160x600 Fixed Income /

Van Gogh Banner

CLOSE ☒

An investment in iPath ETNs involves risks, including possible loss of principal. For a description of the main risks see “Risk Factors” in the applicable prospectus.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-76-iPATH, or you may request a copy from any other dealer participating in the offering.

BlackRock Fund Distribution Company assists in the promotion of the iPath ETNs.

iPath ETNs (the “Securities”)

>iPath®

BARCLAYS

CLOSE ☒

not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection.

The Securities are speculative and may exhibit high volatility.

“Barclays Capital US Treasury 2Y/1QY Yield Curve IndexTM”, “Barclays Capital 2Y US Treasury Futures Targeted Exposure IndexTM”, “Barclays Capital 10Y US Treasury Futures Targeted Exposure IndexTM” and “Barclays Capital Long Bond US Treasury Futures Targeted Exposure IndexTM” are trademarks of Barclays Bank PLC.

© 2010 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.

NOT FDIC INSURED

NO BANK GUARANTEE

MAY LOSE VALUE

iPath® BARCLAYS

NOTICE

iPATH

OFFERS

A RANGE OF

SOLUTIONS.

See all 8 Fixed Income ETNs >>

>iPath® BARCLAYS

160x600 Fixed Income / Van Gogh Banner

THERE ARE MANY WAYS TO INTERPRET THE YIELD CURVE.

YOU DON’T NEED TO BE VAN GOGH TO EXPRESS YOUR STRATEGY.

> iPath®

iPATH OFFERS

A RANGE OF

SOLUTIONS.

See all 8 Fixed Income ETNs >>

BARCLAYS

> iPath®

CLOSE ☒

An investment in iPath ETNs involves risks, including possible loss of principal. For a description of the main risks see “Risk Factors” in the applicable prospectus.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has

BARCLAYS

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Fixed Income / Van Gogh Banner

iPath
filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-76-iPATH, or you may request a copy from any other dealer participating in the offering.
CLOSE
BARCLAYS
iPath
BlackRock Fund Distribution Company assists in the promotion of the iPath ETNs.
iPath ETNs (the "Securities") are unsecured obligations of Barclays Bank PLC and are not secured debt. The Securities are riskier than ordinary unsecured debt securities and have no principal protection.
CLOSE
BARCLAYS
iPath
The Securities are speculative and may exhibit high volatility.
"Barclays Capital US Treasury 2Y/10Y Yield Curve IndexTM", "Barclays Capital 2Y US Treasury Futures Targeted Exposure IndexTM", "Barclays Capital 10Y US Treasury Futures Targeted Exposure IndexTM" and "Barclays Capital Long Bond US Treasury Futures Targeted Exposure IndexTM" are trademarks of Barclays Bank PLC.
CLOSE
BARCLAYS
iPath
© 2010 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners.
NOT FDIC INSURED · NO BANK GUARANTEE · MAY LOSE VALUE
CLOSE
BARCLAYS
NOTICE
iPath
iPATH OFFERS
A RANGE OF
SOLUTIONS.
See all 8 Fixed Income ETNs »
BARCLAYS

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